                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                          TransTexas Gas Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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

                           TRANSTEXAS GAS CORPORATION
                 1300 NORTH SAM HOUSTON PARKWAY EAST, SUITE 310
                              HOUSTON, TEXAS 77032

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 27, 2001

Dear Stockholders:

     The Company will hold its Annual Meeting on Wednesday, June 27, 2001, beginning at 10:00 a.m., at The Hotel Sofitel, 425 North Sam Houston Parkway East, Houston, Texas 77060. The matters to be voted on include:

          1. the election of two persons to serve as Class I directors of the Company for a three-year term; and

          2. ratification of the appointment of independent accountants

          3. any other matters that may properly come before the Annual Meeting or any postponements or adjournments thereof.

     The record date for the Annual Meeting is May 23, 2001. Only stockholders of record at the close of business on the record date are entitled to receive notice of and to vote at the Annual Meeting. A complete list of such stockholders will be available for inspection at the Company's offices in Houston, Texas, during regular business hours for a period of 10 days before the Annual Meeting. This list will also be available for inspection at the Annual Meeting.

     We cordially invite all stockholders to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. You may revoke your proxy at any time before it is voted. If you plan to attend the Annual Meeting in person and your shares are held in the name of a bank, broker or other record holder, you will need to bring a copy of a brokerage statement or other document evidencing stock ownership as of the record date.

                                            By Order of the Board of Directors

                                            /s/ ED DONAHUE
                                            Ed Donahue, Secretary

Houston, Texas
May 23, 2001

                           TRANSTEXAS GAS CORPORATION
                 1300 NORTH SAM HOUSTON PARKWAY EAST, SUITE 310
                              HOUSTON, TEXAS 77032
                         (PRINCIPAL EXECUTIVE OFFICES)

                             ---------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

     TransTexas Gas Corporation is furnishing this Proxy Statement to its stockholders in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting to be held at The Hotel Sofitel, 425 North Sam Houston Parkway East, Houston, Texas 77060 at 10:00 a.m., on Wednesday, June 27, 2001, and at any postponements or adjournments thereof. Your proxy will be voted at the Annual Meeting if properly executed, returned to the Company prior to the Annual Meeting, and not revoked. We first sent this Proxy Statement and the enclosed proxy card to stockholders on or about May 29, 2001.

                    ACTION TO BE TAKEN AT THE ANNUAL MEETING

     Your proxy will be voted according to your specifications. However, if you return a proxy card that has been signed but not marked, your proxy will be voted FOR the election of the nominees listed below under "Election of Directors."

                              REVOCATION OF PROXY

     You may revoke your proxy at any time before it is voted by (1) delivering written notice of revocation to the Secretary of the Company, (2) executing and delivering a subsequently dated proxy or (3) voting in person at the Annual Meeting. Your attendance at the Annual Meeting will not constitute automatic revocation of your proxy. If you decide to vote in person at the Annual Meeting and your shares are held in the name of a bank, broker or other record holder, you must obtain a proxy, executed in your favor, from the record holder.

                           OUTSTANDING CAPITAL STOCK

     The record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting is May 23, 2001. At the close of business on that day, there were 270,395,805 shares of the Company's Series A Senior Preferred Stock (the "Senior Preferred Stock"), 22,866,672 shares of the Company's Series A Junior Preferred Stock (the "Junior Preferred Stock"), 1,002,751 shares of the Company's Class A Common Stock, and 247,500 shares of the Company's Class B Common Stock, outstanding and entitled to vote at the Annual Meeting.

                         QUORUM AND VOTING REQUIREMENTS

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's voting securities, as a whole or by class, as the case may be, is necessary to constitute a quorum at the Annual Meeting. Withheld votes and broker non-votes will be counted as present for purposes of determining a quorum. If a quorum is not present, the stockholders who are present will have the power to adjourn the Annual Meeting until such time as a quorum will be present. Such adjournment may be made by an announcement at the Annual Meeting; no other notice is required. Any business that might have been transacted at the originally scheduled Annual Meeting may be transacted at any adjourned Annual Meeting at which a quorum is present.

     Each stockholder is entitled to one vote for each share held in his or her name on the record date on any matters submitted to the stockholders as a whole. HOWEVER, ONLY THE HOLDERS OF THE SENIOR PREFERRED STOCK SHALL HAVE THE RIGHT, VOTING SEPARATELY AS A CLASS, TO ELECT THE TWO CLASS I DIRECTORS TO BE ELECTED AT THE MEETING.

                        PERSONS MAKING THE SOLICITATION

     The Board of Directors of the Company is soliciting your proxy. The cost of soliciting your proxy will be borne entirely by the Company. Proxies may be solicited by mail, in person or by other means of communication by directors, officers and employees of the Company. Directors, officers and employees of the Company will not be compensated for such solicitation, but may be reimbursed for their out-of-pocket expenses in connection with such solicitation. Arrangements are also being made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of voting securities of the Company at the Company's expense.

                                 ANNUAL REPORT

     The Company files an Annual Report on Form 10-K with the Securities and Exchange Commission. The Company mailed a copy of the Annual Report on Form 10-K for the fiscal year ended January 31, 2001 to its stockholders with this Proxy Statement. The Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies, except as otherwise provided in this Proxy Statement. Stockholders may obtain copies of exhibits to the Annual Report on Form 10-K upon written request and payment of the Company's reasonable expenses in furnishing such exhibits. Written requests should be sent to Investor Relations Department, TransTexas Gas Corporation, 1300 North Sam Houston Parkway East, Houston, Texas 77032.

ITEM 1 -- ELECTION OF DIRECTORS

     The Board of Directors currently has five members divided into three classes. Two directors serve in Class I, two directors serve in Class II and one director serves in Class III. Directors in each class serve for three-year terms. One of the three classes is elected each year to succeed the directors whose terms are expiring. The terms of the current Class I directors expire at this year's Annual Meeting. ONLY THE HOLDERS OF THE SENIOR PREFERRED STOCK SHALL HAVE THE RIGHT, VOTING SEPARATELY AS A CLASS, TO ELECT THE TWO CLASS I DIRECTORS.

     Mr. Walter Piontek's and Mr. John Whitmire's terms as directors end at the 2001 Annual Meeting. Mr. John Whitmire has declined to stand for reelection. Mr. Walter Piontek and Mr. Ted Davis have been nominated by the Board of Directors to serve as directors for three-year terms.

     Set forth below is certain information concerning the nominees for election as Class I directors of the Company whose terms will expire in 2004. None of the nominees are related to any executive officer of the Company or its subsidiaries. Both nominees have consented to serve, and the Company has no reason to believe either nominee will be unavailable. Should either nominee become unavailable for any reason, the proxies will be voted for a substitute nominee to be named by the Board of Directors.

     Walter S. Piontek, age 64, has been a director of the Company since March 17, 2000. He is retired from Mobil Oil Corporation where he was employed for 39 years in various capacities including as executive vice president of Mobil's North American exploration and production operations.

     Ted E. Davis, age 62, is retired from Conoco Inc. where he was employed for 35 years in various capacities including as President of Exploration Production for international operations, President of Upstream North America and Vice President of Natural Gas and Gas Products.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

     The following Class II Directors will continue in office until the 2002 Annual Meeting:

          R. Gerald Bennett, age 59, has been a director of the Company since March 17, 2000. He is President and Chief Executive Officer of Total Safety, Inc. From June 1996 to December 1998, Mr. Bennett was a Senior Vice President of Equitable Gas Company. Prior thereto, Mr. Bennett served as President and Chief Executive Officer of Fuel Resources, Inc., a wholly owned subsidiary of The Brooklyn Union Gas Company. Mr. Bennett has over 35 years experience in the oil and gas industry.

          Ronald H. Benson, age 55, has been a director of the Company since March 17, 2000. He is an independent consultant for Haddington Ventures and a private investor. From 1994 to 1998, he was President of TPC Gathering and Transmission Company. From 1991 to 1993, he was President of Phibro Energy Productions, Inc. Prior thereto, he was Vice President of Natural Gas Trading for Phibro Energy, Inc. He also worked for Marathon Oil Company in various capacities from 1968 to 1980.

     The following Class III Director will continue in office until the 2003 Annual Meeting:

          John R. Stanley, 62, has been a director and Chief Executive Officer of the Company since May 1993. He is also a director and the Chief Executive Officer of TransAmerican Energy Corporation and TransAmerican Refining Corporation. Mr. Stanley is also the founder, Chairman of the Board, Chief Executive Officer and sole stockholder of TNGC Holdings Corporation ("TNGC Holdings"), which is the sole stockholder of TransAmerican Natural Gas Corporation ("TransAmerican"). Mr. Stanley has operated TransAmerican since 1958.

DIRECTOR COMPENSATION

     All directors, other than Mr. Stanley, are paid an annual fee of $60,000. The Board meets regularly each quarter. Directors also receive $2,000 for each meeting attended in addition to the four regular quarterly meetings.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors met 13 times by telephone or in person during the fiscal year ended January 31, 2001.

     The Company has an Audit Committee, but no Compensation Committee or Nominating Committee.

     The Audit Committee is currently composed of Messrs. Bennett, Benson, Piontek and Whitmire. The Audit Committee reviews the scope of the independent accountants' audit of the Company's financial statements and receives and reviews their reports. The Audit Committee meets with the independent accountants, receives recommendations or suggestions for changes in accounting procedures, and initiates or supervises any special investigations it may choose to undertake. The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent accountants. The Audit Committee met one time during the fiscal year ended January 31, 2001.

ITEM 2 -- RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed PricewaterhouseCoopers LLP, an independent public accounting firm, as the Company's independent accountants for the fiscal year 2002 in accordance with the recommendation of the Audit Committee. PricewaterhouseCoopers LLP served in the same capacity for the year ended January 31, 2001.

     At the Annual Meeting, the stockholders will vote on the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the 2002 fiscal year.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Company is composed of four independent directors and operates under a written charter approved by the Audit Committee and adopted by the Board of Directors which is attached to this Proxy Statement as Appendix A.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended January 31, 2001 with management.

     The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, which include, among other items, matters related to the conduct of the audit of the Company's financial statements.

     The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), which relates to the accountants' independence from the Company and its related entities, and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2001 filed with the Securities and Exchange Commission. Further, the Audit Committee recommended to the Board of Directors the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year 2002.

                                            AUDIT COMMITTEE

                                            R. Gerald Bennett
                                            Ronald H. Benson
                                            Walter S. Piontek
                                            John L. Whitmire

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, officers and holders of more than 10% of the Company's Common Stock ("Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of the Common Stock ("Section 16 Reports"). Such Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16 Reports they file with the SEC. Based solely on a review of the Section 16 Reports furnished to the Company by the Reporting Persons, none of the Reporting Persons, except Mr. Stanley, failed to timely file any Section 16 Reports during the year ended January 31, 2001. Mr. Stanley filed seven late reports covering 32 transactions.

                               EXECUTIVE OFFICERS

     The following persons serve as executive officers of the Company:

NAME                                     AGE                   OFFICE
----                                     ---                   ------
John R. Stanley.......................   62    Chief Executive Officer
Arnold H. Brackenridge................   68    President and Chief Operating Officer
Edwin B. Donahue......................   50    Vice President, Chief Financial
                                               Officer and Secretary
Simon Ward............................   45    Vice President and Treasurer
George C. Wright......................   58    Vice President of Accounting
David R. Jennings.....................   57    Assistant General Counsel and
                                               Assistant Secretary

     Set forth below is a description of the business experience of each of the executive officers. Information concerning the business experience of Mr. Stanley is provided above under "Election of Directors."

     Arnold H. Brackenridge was elected President and Chief Operating Officer of the Company in March 2001. Prior to his retirement in 1999, Mr. Brackenridge was President and Chief Operating Officer of the Company since May 1993. From 1984 until June 1992 Mr. Brackenridge was the President and Chief Executive Officer of Wintershall Energy, a business group of BASF Corporation.

     Edwin B. Donahue has been Vice President, Chief Financial Officer and Secretary of the Company since May 1993. Mr. Donahue has been employed in various positions with the Company and TransAmerican for over 20 years.

     Simon Ward has been Vice President and Treasurer of the Company since June 1999. He served as Manager of Investor Relations from 1994 until June 1999. From 1976 until 1994, he held various positions with ICO, Inc., Baker Hughes Vetco Services, Inc. and Vetco Services, Inc.

     George C. Wright has been Vice President of Accounting of the Company since March 1999. He has been employed by the Company and its affiliates since June 1982.

     David R. Jennings has been Assistant Secretary since May 2000. He has been employed by the Company and its affiliates since November 1995.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid during the fiscal years ended January 31, 2001, 2000, and 1999 to the Chief Executive Officer and each other executive officer whose total annual salary and bonus exceeded $100,000 in the fiscal year ended January 31, 2001 ("Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                     ANNUAL COMPENSATION
                                                           ---------------------------------------
NAME AND PRINCIPAL POSITION                      FISCAL                             OTHER ANNUAL
IN THE COMPANY                                    YEAR      SALARY      BONUS      COMPENSATION(1)
---------------------------                      ------    --------    --------    ---------------
John R. Stanley................................   2001     $526,923          --        $6,115
  Chief Executive Officer                         2000      396,815          --         5,808
                                                  1999      367,309          --         4,800
Ronald P. Nowak(2).............................   2001     $321,346          --        $1,015
  Former President                                2000       69,231          --            --
                                                  1999           --          --            --
Edwin B. Donahue...............................   2001     $326,116    $300,000(4)     $7,746
  Vice President, Chief Financial                 2000      317,730     208,333         1,467
  Officer and Secretary                           1999      271,923     111,111         7,701
Simon Ward.....................................   2001     $214,520    $ 50,000        $1,633
  Vice President and Treasurer                    2000      195,656          --            --
                                                  1999      180,000          --            83
George C. Wright...............................   2001     $179,247    $ 25,000        $5,409
  Vice President of Accounting                    2000      188,909          --         4,800
                                                  1999      170,394          --         5,019
Alan Drane(3)..................................   2001     $132,692          --        $4,076
  Former Vice President of Operations             2000      125,000          --         3,894
                                                  1999      131,923          --         3,833
David R. Jennings(5)...........................   2001     $110,827    $ 25,000            --
  Assistant General Counsel and Assistant
  Secretary

---------------

(1) Reflects amounts contributed by the Company under the Company's Savings Plan. Certain of the Company's executive officers receive personal benefits in addition to salary and cash bonuses. The aggregate amount of such personal benefits, however, does not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus reported for the named executive officer and accordingly, such amounts have been excluded from the table.

(2) Mr. Nowak joined the Company in November 1999, and resigned from the Company in January 2001.

(3) Mr. Drane, the son-in-law of Mr. Stanley, left the Company's employ in May 2001.

(4) Reflects amounts due for prior periods upon assumption by the Company of Mr. Donahue's employment agreement as part of the Company's bankruptcy proceeding as described below.

(5) Mr. Jennings was elected Assistant Secretary in May 2000.

EMPLOYMENT AGREEMENTS

     In March 2000, the Company and Mr. Stanley entered into a three-year employment agreement. The employment agreement may be renewed for two additional one-year terms. Pursuant to the employment agreement, Mr. Stanley will receive an annual salary of $300,000. Each year he will also receive warrants to purchase 37,500 shares of Class A Common Stock exercisable at a price of $120 per share. If the employment agreement is terminated for cause, Mr. Stanley will be entitled to receive a severance payment of $1.5 million.

If the employment agreement is terminated other than for cause, the severance payment will be $3 million. "Cause" includes, among other things, the failure of the Company to meet any payment obligations on the Notes or on the Preferred Stock, or a bankruptcy filing by the Company.

     In May 2000, the Company and Mr. Nowak entered into a one-year employment agreement which provided for an annual salary of $330,000. The employment agreement also provided that Mr. Nowak shall be entitled to a bonus of $50,000 upon the Company's achievement of certain production and cost-efficiency goals. Because the Company and Mr. Nowak mutually agreed to terminate Mr. Nowak's employment in January 2001, prior to the end of the term of the agreement, the Company will pay Mr. Nowak his salary for the remaining term of the agreement.

     In December 1998, the Company and Mr. Donahue entered into a two-year employment agreement which provided for an annual salary of $300,000. The employment agreement also provided that Mr. Donahue shall be entitled to a bonus of $500,000 payable in two equal installments on January 31, 1999 and July 31, 1999. The balance of this bonus was paid during 2000 after the Company assumed Mr. Donahue's employment agreement as part of its bankruptcy proceeding. Mr. Donahue's employment agreement expired in November 2000.

     In May 1998, the Company and Mr. Ward entered into a Severance Agreement which provides that if the Company terminates Mr. Ward's employment other than for cause, the Company shall pay Mr. Ward his salary for 12 months past the date of termination.

SAVINGS PLAN

     The Company maintains a long-term savings plan (the "Savings Plan") in which eligible employees of the Company and certain of its affiliates may elect to participate. Each employee becomes eligible to participate in the Savings Plan on the first day of the month following the completion of one year of service with the Company or its participating affiliates and attainment of age
21. The Savings Plan is intended to constitute a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and contains a salary reduction arrangement described in Section 401(k) of the Code.

     Each participant may elect to reduce his compensation by a percentage equal to 2% to 15% and the Company will contribute that amount to the Savings Plan on a pre-tax basis on behalf of the participant. The Code limits the annual amount that a participant may elect to have contributed on his behalf on a pre-tax basis to the Savings Plan. For 2001, this limit is $10,500. Effective as of January 2001, the Company matches employee contributions up to a maximum of 100% of the first 3% and 50% of the next 2% of the participant's compensation. Each participant also may elect to contribute up to 10% of his compensation to the Savings Plan on an after-tax basis. The Code imposes nondiscrimination tests on contributions made to the Savings Plan pursuant to participant elections and on the Company's matching contributions, and limits amounts that may be allocated to a participant's Savings Plan account each year. In order to satisfy the nondiscrimination tests, contributions made on behalf of certain highly compensated employees (as defined in the Code) may be limited. Contributions made to the Savings Plan pursuant to participant elections and matching contributions are at all times 100% vested. Contributions to the Savings Plan are invested, according to specified investment options selected by the participants, in investment funds maintained by the trustee of the Savings Plan. Generally, a participant's vested benefits will be distributed from the Savings Plan as soon as administratively practicable following a participant's retirement, death, disability, or other termination of employment. In addition, a participant may elect to withdraw his after-tax contributions from the Savings Plan prior to his termination of employment, and subject to strict limitations and exceptions, the Savings Plan provides for withdrawals of a participant's pre-tax contributions prior to a participant's termination of employment, in the event of the participant's severe financial hardship or attainment of age
59 1/2. The Savings Plan may be amended or terminated by the Board of Directors of TransTexas. As of January 31, 2001, approximately 170 employees of the Company were eligible to participate in the Savings Plan, including the named Executive Officers.

EXECUTIVE REIMBURSEMENT PLAN

     The Company also maintains an executive reimbursement plan in which certain officers and key employees of the Company are entitled to participate. Pursuant to this plan, participants are entitled to reimbursement for medical expenses not otherwise covered by the Company's medical insurance. During the year ended January 31, 2001, Mr. Stanley received approximately $23,927 in reimbursements under this plan, Mr. Nowak received approximately $5,764 and Mr. Donahue received approximately $912.

STOCK PERFORMANCE GRAPH

     On March 17, 2000, the Effective Date of the Company's Second Amended, Modified and Restated Plan of Reorganization, the Company's then existing securities, including the common stock, were canceled, and the Company issued, among other securities, 1,002,751 shares of Class A Common Stock and 247,500 shares of Class B Common Stock. On April 24, 2000, prices for the Class A Common Stock commenced quotation on Nasdaq's Over The Counter Bulletin Board under the symbol "TTXG".

     The following graph compares the cumulative total stockholder return on the Company's Class A Common Stock from April 24, 2000 (the date the new Class A Common Stock began trading on the OTCBB under the symbol "TTXG") to April 20, 2001, with the cumulative total stockholder return of the Nasdaq Stock Market Index and a peer group (which includes National Energy, Contour Energy, Greka Energy, Wiser Energy, Howell Corp., Benton Oil & Gas, Mallon Resources, Panaco, Esenjay Petroleum and KCS Energy) over the same period. The comparison assumes a $100 investment on April 24, 2000 in the Class A Common Stock, the Nasdaq Stock Market Index ("CCMP") and the peer group, and assumes reinvestment of all dividends and distributions. The last sale price of the Class A Common Stock on April 20, 2001 was $14.75.

                              [PERFORMANCE GRAPH]

                                     4/24/00    5/29/00     7/3/00     8/7/00    9/11/00    10/16/00   11/20/00   12/25/00
                                     -------    -------     ------     ------    -------    --------   --------   --------
TTXG...............................      100     140.00     146.67     193.33     226.67     463.33     426.67     326.67
Peers..............................      100     118.48     132.95     128.71     169.73     163.70     159.59     156.95
CCMP...............................      100      92.04     114.63     110.93     111.88      94.48      82.57      72.26

                                     1/29/01     3/5/01     4/9/01    4/19/01
                                     -------     ------     ------    -------
TTXG...............................   345.00     360.00     360.00     392.33
Peers..............................   172.55     179.65     179.54     183.75
CCMP...............................    81.50      61.33      50.13      62.66

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of each class of the Company's voting securities, as of April 20, 2001, by (i) each director, (ii) each executive officer, (iii) each person known to the Company to beneficially own more than five percent of each class of voting securities and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, each stockholder identified in the table has sole voting and investment power with respect to its or his shares.

SENIOR PREFERRED STOCK:

                                                                    SHARES OWNED
                                                             --------------------------
NAME AND ADDRESS                                               NUMBER        PERCENTAGE
----------------                                             ----------      ----------
John R. Stanley(1).........................................          --           --
Arnold H. Brackenridge(13).................................          --           --
Ronald P. Nowak............................................          --           --
Edwin B. Donahue...........................................          --           --
Simon Ward.................................................          --           --
George C. Wright...........................................          --           --
R. Gerald Bennett..........................................          --           --
Ronald H. Benson...........................................          --           --
Walter S. Piontek..........................................          --           --
John L. Whitmire...........................................          --           --
All directors and executive officers as a group (10
  persons).................................................          --           --
Carl C. Icahn(5)(6)........................................  88,342,377         32.7%
Riverdale LLC(5)(7)........................................  88,342,377         32.7%
High River Limited Partnership(5)(8).......................  88,342,377         32.7%
Credit Suisse First Boston Corporation(11).................  77,410,886         28.6%
Oaktree Capital Management, LLC(11)........................  33,103,063(9)      12.2%
John M. Angelo(10).........................................  20,249,377          7.5%
Michael L. Gordon(10)......................................  20,249,377          7.5%
Angelo, Gordon & Co., L.P.(10).............................  20,249,377          7.5%

JUNIOR PREFERRED STOCK:

                                                                   SHARES OWNED
                                                              -----------------------
NAME AND ADDRESS                                                NUMBER     PERCENTAGE
----------------                                              ----------   ----------
John R. Stanley(1)..........................................          --        --
Arnold H. Brackenridge(13)..................................          --        --
Ronald P. Nowak.............................................          --        --
Edwin B. Donahue............................................          --        --
Simon Ward..................................................          --        --
George C. Wright............................................          --        --
R. Gerald Bennett...........................................          --        --
Ronald H. Benson............................................          --        --
Walter S. Piontek...........................................          --        --
John L. Whitmire............................................          --        --
All directors and executive officers as a group (10
  persons)..................................................          --        --
Credit Suisse First Boston Corporation(11)..................  16,006,672      70.0%
Oaktree Capital Management, L.L.C.(11)......................   2,689,121      11.8%
TCW Shared Opportunity Fund II LP(14).......................   2,286,667      10.0%
TCW Leverages Income Trust LP(14)...........................   1,829,333       8.0%

CLASS A COMMON STOCK:(12)

                                                                  SHARES OWNED
                                                              ---------------------
NAME AND ADDRESS                                              NUMBER     PERCENTAGE
----------------                                              -------    ----------
John R. Stanley(1)(2).......................................  108,682       10.8%
Arnold H. Brackenridge(13)..................................       18          *
Ronald P. Nowak.............................................       --         --
Edwin B. Donahue(3)(4)......................................       24          *
Simon Ward..................................................       --         --
George C. Wright............................................       --         --
R. Gerald Bennett...........................................       --         --
Ronald H. Benson............................................       --         --
Walter S. Piontek...........................................       --         --
John L. Whitmire............................................       --         --
All directors and executive officers as a group (10
  persons)..................................................  108,724       10.8%
Carl C. Icahn(5)(6).........................................  337,198       33.6%
Riverdale LLC(5)(7).........................................  337,198       33.6%
High River Limited Partnership(5)(8)........................  337,198       33.6%
Credit Suisse First Boston Corporation(11)..................  295,474       29.5%
Oaktree Capital Management, LLC(11).........................  103,493(9)    10.3%

CLASS B COMMON STOCK:

                                                                  SHARES OWNED
                                                              --------------------
NAME AND ADDRESS                                              NUMBER    PERCENTAGE
----------------                                              -------   ----------
John R. Stanley(1)..........................................  247,500      100%
Arnold H. Brackenridge(13)..................................       --       --
Ronald P. Nowak.............................................       --       --
Edwin B. Donahue............................................       --       --
George C. Wright............................................       --       --
Simon Ward..................................................       --       --
R. Gerald Bennett...........................................       --       --
Ronald H. Benson............................................       --       --
Walter S. Piontek...........................................       --       --
John L. Whitmire............................................       --       --
All directors and executive officers as a group (10
  persons)..................................................  247,500      100%

---------------

  *  Less than 1% of the shares outstanding in the class.

 (1) The address for John R. Stanley is 1300 North Sam Houston Parkway East, Houston, Texas 77032.

 (2) Mr. Stanley is deemed to beneficially own 3,010 shares of Class A Common Stock held by his wife and 105,550 shares of Class A Common Stock held by a corporation controlled by him. This amount does not include 587,879 shares of Class A Common Stock underlying currently exercisable common stock purchase warrants. Mr. Stanley is also deemed to beneficially own 20 shares of Class A Common Stock underlying currently exercisable common stock purchase warrants held by his wife, and 2,032 shares of Class A Common Stock underlying currently exercisable common stock purchase warrants held by a corporation controlled by him.

 (3) This amount does not include 51 shares of Class A Common Stock underlying currently exercisable common stock purchase warrants.

 (4) The address for Edwin B. Donahue is 1300 North Sam Houston Parkway East, Houston, Texas 77032.

 (5) Information contained herein concerning securities held by Carl C. Icahn, Riverdale LLC and High River Limited Partnership is based upon information received from Icahn Associates Corp., as the representative of each Carl C. Icahn, Riverdale LLC and High River Limited Partnership, adjusted to reflect dividends subsequently paid on the preferred stock.

 (6) Carl C. Icahn is the sole member of Riverdale LLC and owns 100% of the interest therein. Riverdale LLC is the general partner of High River Limited Partnership, the direct beneficial owner of the 337,198 shares of Class A Common Stock and the 88,342,377 shares of Senior Preferred Stock. As the sole member and owner of Riverdale LLC, Mr. Icahn may be deemed to beneficially own all of the Class A Common Stock and Senior Preferred Stock which High River Limited Partnership directly beneficially owns. Mr. Icahn has shared voting power and shared dispositive power with regard to the 337,198 shares of Class A Common Stock and the 88,342,377 shares of Senior Preferred Stock, however, he is in a position directly and indirectly to determine the investment and voting decisions made by Riverdale LLC and High River Limited Partnership. Mr. Icahn's principal business address is c/o Icahn Associates Corp., 767 Fifth Avenue, 47th floor, New York, New York 10153.

 (7) Riverdale LLC is a New York limited liability company and the general partner of High River Limited Partnership. As such, Riverdale LLC may be deemed to beneficially own all if the shares of Class A Common Stock and Senior Preferred Stock which High River Limited Partnership directly beneficially owns. Riverdale LLC has shared voting power and shared dispositive power with regard to the 337,198 shares of Class A Common Stock and the 88,342,377 shares of Senior Preferred Stock. Riverdale LLC's principal business address is 100 South Bedford Road, Mount Kisco, New York 10549.

 (8) High River Limited Partnership is a Delaware limited partnership and has sole voting power and sole dispositive power with regard to the 337,198 shares of Class A Common Stock and the 88,342,377 shares of Senior Preferred Stock. High River Limited Partnership's principal business address is 100 South Bedford Road, Mount Kisco, New York 10549.

 (9) This number represents the number of securities held by OCM Opportunities Fund II, L.P. for which Oaktree Capital Management, LLC is the general partner and Oaktree Capital Management, LLC as investment manager of Columbia/HCA Master Retirement Trust (Separate Account II). Thus, under certain circumstances, Oaktree Capital Management, LLC may be deemed to beneficially own the securities held by the above referenced fund and account.

(10) Angelo, Gordon & Co., L.P. is a Delaware limited partnership, is the sole general partner of Angelo, Gordon & Co., L.P. AG Partners, L.P., a Delaware limited partnership, is the sole general partner of Angelo, Gordon & Co., L.P. John M. Angelo is a general partner of AG Partners, L.P. and the chief executive officer of Angelo, Gordon & Co., L.P. Michael L. Gordon is the other general partner of AG Partners. L.P. and the chief operating officer of Angelo, Gordon & Co., L.P. Thus, under certain circumstances, Mr. Angelo and Mr. Gordon may also be deemed to be beneficial owners of the securities held by Angelo, Gordon & Co., L.P. Information contained herein is based upon information reported to the Securities and Exchange Commission under
     Schedule 13G, adjusted to reflect dividends subsequently paid on the preferred stock.

(11) Information contained herein concerning Oaktree Capital Management, LLC and Credit Suisse First Boston Corporation is based upon information received from Calwalder, Wickersham & Taft, as the representative of each Oaktree Capital Management, LLC and Credit Suisse First Boston Corporation, adjusted to reflect dividends subsequently paid on the preferred stock.

(12) Does not include 738,004 shares of Class A Common Stock underlying currently exercisable common stock purchase warrants which have no voting rights until the warrants are exercised at $120 per share.

(13) The address for Arnold H. Brackenridge is 1300 North Sam Houston Parkway East, Houston, Texas 77032.

(14) The address for TCW Shared Opportunity Fund II LP and TCW Leveraged Income Trust LP is 865 South Figueroa Street, Los Angeles, California 90017.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company employs certain members of the immediate family of Mr. John R. Stanley, Chairman and Chief Executive Officer. The Company paid his wife, Eileen Stanley, a total annual compensation of $115,440. The Company paid his daughter, Donna Drane, a total annual compensation of $129,346. The Company paid his daughter-in-law, Elvia Stanley, a total annual compensation of $69,142.

                               CHANGES IN CONTROL

     Prior to consummation of the Company's plan of reorganization in its bankruptcy proceeding (the "Plan") on March 17, 2000, the Company was controlled by TransAmerican Energy Corporation, its parent entities and John R. Stanley, who directly or indirectly owned a majority of the voting securities of such entities. Pursuant to the Plan, the old common stock of the Company (including the shares owned by TransAmerican Energy Corporation) were canceled and the Senior Preferred Stock, the Junior Preferred Stock, the Class A Common Stock and the Class B Common Stock of the Company were issued. So far as is known to the Company, no person now controls the Company, although the holders of the Senior Preferred Stock collectively own a majority of the voting power represented by the Company's voting stock and are currently entitled to elect four of the Company's five directors. John R. Stanley, as the sole holder of the Company's Class B Common Stock, is currently entitled to elect one of the Company's five directors.

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending January 31, 2002, subject to the stockholders' ratification at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since the Company's organization in May 1993.

     Fees for professional services provided by PricewaterhouseCoopers LLP during the year ended January 31, 2001 were as follows:

Audit fees...............................................   $397,000
All other fees...........................................    244,000
                                                            --------
                                                            $641,000
                                                            ========

     Fees for services other than audit fees were primarily related to the Company's bankruptcy proceedings and the filing of a registration statement. The Audit Committee has concluded that the provision of non-audit services described above is compatible with maintaining PricewaterhouseCoopers LLP's independence.

     We have been advised by PricewaterhouseCoopers LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Any proposals from stockholders to be presented for consideration at the Company's 2002 Annual Meeting must be submitted in accordance with the rules of the SEC and received by the Secretary of the Company at the Company's principal executive offices no later than the close of business on January 23, 2002 for inclusion in the Company's proxy statement and form of proxy relating to the 2002 Annual Meeting. Stockholders wishing to bring a proposal before the 2002 Annual Meeting (but not include it in the Company's proxy materials) must provide written notice of such proposal to the Secretary of the Company at the Company's principal executive offices in accordance with the Company's bylaws no later than February 27, 2002 (unless the 2002 Annual Meeting is held before May 27, 2002 or after July 27, 2002, in which case such written notice must be received by the Company not later than the later of (i) the 120th calendar day prior to the date of the 2002 Annual Meeting or (ii) the 10th calendar day following the date on which public announcement of the date of the 2002 Annual Meeting is first made).

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting. However, if any other matters come before the Annual Meeting, the holders of the proxies will vote on such matters in their discretion.

     All information contained in this Proxy Statement relating to the securities holdings of directors and officers of the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than five percent of any class of voting securities of the Company is based upon information contained in reports filed by such owner with the SEC, except as otherwise set forth herein.

                                            By the Order of the Board of
                                            Directors

                                            /s/ ED DONAHUE
                                            Ed Donahue, Secretary

Houston, Texas
May 23, 2001

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                           TRANSTEXAS GAS CORPORATION

                             ---------------------

                                    PURPOSE

     The primary purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of TransTexas Gas Corporation is to assist the Board in fulfilling its responsibility to oversee management's conduct of the financial reporting process of TransTexas Gas Corporation and its subsidiaries (collectively, the "Company"). Such assistance includes oversight by the Committee of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the Company's programs for compliance with its business conduct and conflict of interest policies as established by management and the Board.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

     The Company's independent accountants are ultimately accountable to the Board and the Committee.

                                   MEMBERSHIP

     The Committee shall consist of not less than three members of the Board as designated from time to time by the Board. None of the members of the Committee shall be an officer or employee of the Company, each member of the Committee shall be an independent director in accordance with the Securities and Exchange Commission guidelines having no relationship to the Company that may interfere with the exercise of his or her independence from management and the Company. In the opinion of the Board of Directors, each member of the Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee, and at least one member of the Committee shall have accounting or related financial management expertise.

                                RESPONSIBILITIES

     Consistent with the fact that the Committee's primary responsibility is one of oversight, it is recognized that the Company's management is responsible for preparing the Company's financial statements and that the Company's independent accountants are responsible for auditing those financial statements. Additionally, it is recognized that in carrying out its oversight responsibilities the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent accountant's work.

     The following functions shall be common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

     1. The Committee shall review with management and the independent accountants the audited financial statements to be included in the Company's Annual Report to Stockholders and Annual Report on Form 10-K and review and consider with the independent accountants the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61.

     2. The Committee shall, as a whole or through the Committee chair, meet and review with the independent accountants the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61, which meeting and review will occur prior to the Company's filing of each Quarterly Report on Form 10-Q.

     3. The Committee shall discuss with management, the independent accountants and the internal auditors the quality and adequacy of the Company's internal controls.

     4. The Committee shall (a) request from the independent accountants annually a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1, (b) discuss with the independent accountants any such disclosed relationships and their impact on the outside auditor's independence, and (c) recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

     5. The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select, appoint, recommend stockholder ratification of the appointment of, evaluate and, where appropriate, replace the outside auditor.

     The Committee shall review the adequacy of this Charter annually.

                           TRANSTEXAS GAS CORPORATION
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 27, 2001

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           TRANSTEXAS GAS CORPORATION.

THE UNDERSIGNED STOCKHOLDER OF TRANSTEXAS GAS CORPORATION (THE "COMPANY") HEREBY APPOINTS ED DONAHUE AND SIMON WARD, AND EACH OF THEM, PROXIES FOR THE UNDERSIGNED WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL SHARES OF CAPITAL STOCK OF THE COMPANY, INCLUDING PREFERRED STOCK AND COMMON STOCK WHICH THE UNDERSIGNED MAY BE ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD IN HOUSTON, TEXAS ON WEDNESDAY, JUNE 27, 2001, AT 10:00 A.M., AND AT ANY AND ALL ADJOURNMENTS THEREOF, UPON THE MATTERS SET FORTH ON THE REVERSE SIDE AND DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, AND UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

                (CONTINUED, AND TO BE SIGNED ON THE OTHER SIDE)

PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE [X]


THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ITEMS PRESENTED.

ITEM 1. ELECTION OF CLASS I DIRECTORS (THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW). ONLY HOLDERS OF SENIOR PREFERRED STOCK HAVE THE RIGHT TO VOTE ON THIS ITEM.

                                       FOR      WITHHOLD

         01. WALTER S. PIONTEK         [ ]         [ ]

         02. TED E. DAVIS              [ ]         [ ]


ITEM 2. RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.

                                       FOR       AGAINST     ABSTAIN

                                       [ ]         [ ]         [ ]

WITHHELD FOR: (WRITE THAT NOMINEE'S
NAME IN THE SPACE PROVIDED BELOW.)


-----------------------------------



                                       WILL ATTEND
IF YOU PLAN TO ATTEND THE ANNUAL
MEETING, PLEASE MARK THE WILL              [ ]
ATTEND BOX


                                    THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT
                                    OF THE NOTICE OF ANNUAL MEETING AND PROXY
                                    STATEMENT DATED MAY 23, 2001. PLEASE MARK,
                                    SIGN AND DATE THIS PROXY AND RETURN IT IN
                                    THE ENCLOSED ENVELOPE.


                                    -------------------------------------------
                                    [SIGNATURE]


                                    -------------------------------------------
                                    [SIGNATURE]


                                    DATE:
                                         --------------------------------------

                                    PLEASE SIGN AS NAME APPEARS HEREON. JOINT
                                    OWNERS SHOULD EACH SIGN. WHEN SIGNING AS
                                    ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE
                                    OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.